UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2020

MEDIACO HOLDING INC.

(Exact name of registrant as specified in its

charter)

Indiana	001-39029	84-2427771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices and Zip Code)

(317) 266-0100

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of MediaCo Holding Inc. held on May 14, 2020, the following directors were elected, and the following additional proposals were voted upon and adopted:

Election of Directors by Common Shareholders:

	Shareholder Votes		Broker
Director	For	Withheld	Non-Votes
J. Scott Enright (Class A Director)	381,925	162,588	780,099
Mary Beth McAdaragh (Class B Director)	54,131,970	—	—

	Shareholder Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
Proposal to approve the 2020 Equity Compensation Plan as disclosed in the proxy statement	54,502,200	173,790	493	780,099

Proposal to approve the potential issuance of additional Class A Shares ad disclosed in the proxy statement	54,633,107	38,004	5,372	780,099
Proposal to ratify the selection of Ernst & Young LLP as Emmis Communications Corporation’s independent registered public accountants for the year ending December 31, 2020	55,455,130	665	787	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIACO HOLDING INC.
Date: May 18, 2020
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary